REGIONAL MEDIA PARTNER
                     PROMOTION AND REVENUE SHARING AGREEMENT



     THIS AGREEMENT, dated _____________, 1998, is by and between NAVIDEC, INC., a Colorado corporation ("Navidec"), and IBS/LEE PARTNERS LLC, an ________________ limited liability company whose members are KOIN-TV and Internet Broadcast Systems ("Media Partner").


                                    RECITALS:

     1.  Navidec  is  an  Internet   solution  provider  and  is  developing  an
Internet-based marketing program for new and used automobiles known as "Wheels by Navidec".

     2. The Wheels by Navidec program is currently comprised of several components, including various Regional Wheels (as those terms are defined below).

     3. Navidec desires to obtain the assistance of Media Partner in promoting Oregon Wheels (as hereinafter defined) in the State of Oregon.

     4. Valley National Financial Services Company ("Valley National") is an automotive finance company which has business relationships with automobile dealers in the State of Oregon. Valley National desires to be a participant in the Oregon Wheels program. Valley National and Navidec are in the process of completing a marketing agreement between Valley National and Navidec. It is anticipated that such agreement will be completed in early February 1998. A copy of such executed agreement will be attached hereto as Exhibit B.

     5. Navidec and Media Partner desire to set forth their agreement regarding the services to be rendered by each to the other with respect to the promotion and development of, and regarding the sharing of revenues generated by, subscriptions to Oregon Wheels.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. The following terms when used herein shall have the following meanings:

     1.1 Buyer Profile. A "Buyer Profile" is information provided by a Prospect in completing an online customer information form within Oregon Wheels, including name, address and at least one of the following: phone number, e-mail address or fax number. Prospects will complete this information in order to have a Subscriber contact the Prospect in connection with a specific vehicle or vehicle description, or to apply for credit.

                                       1

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     1.2 Dealer Franchise Fees.  "Dealer Franchise Fees" means the gross monthly franchise fees due from Subscribers with respect to their participation in Oregon Wheels.

     1.3 Dealer Inventory Integration Fee. A "Dealer Inventory Integration Fee" is a one time fee charged to a Subscriber for the computer software required to provide a seamless integration of the Subscriber's automobile inventory system with Oregon Wheels. Navidec anticipates that such integration will be provided using software obtained from a third party vendor and that to obtain the right to use such software Navidec will be required to pay such vendor the entire Dealer Inventory Integration Fee received from each Subscriber, as well as an Inventory Integration Software Royalty.

     1.4 Dealer Lookup. A "Dealer Lookup" occurs when a Prospect retrieves information about a Subscriber from within Oregon Wheels. This can occur upon a specific request of the Prospect to view information about a Subscriber (excluding access to Subscriber information within the Dealer Locater module of the Oregon Wheels site) or can occur when a Prospect elects to view the information about a Subscriber associated with a particular vehicle listed on Oregon Wheels.

     1.5 Dealer Lookup Fees. "Dealer Lookup Fees" are fees charged to a Subscriber when a Prospect performs a Dealer Lookup with respect to such Subscriber. Dealer Lookup Fees are a part of Oregon Wheels Recurring Revenue.

     1.6 Dealer Setup Fee. A "Dealer Setup Fee" is a fee charged to a Subscriber by Navidec for training employees of the Subscriber in the utilization of Oregon Wheels and the management of referrals received from Oregon Wheels and for setting up the Subscriber's information page within Oregon Wheels. A Dealer Setup Fee generally will be a one time fee charged when a Subscriber first subscribes to Oregon Wheels. However, an additional Dealer Setup Fee will be charged each time Navidec is requested to provide additional training on Oregon Wheels to a Subscriber's employees.

     1.7 Inventory Integration Software Royalty. An "Inventory Integration Software Royalty" is a monthly fee that Navidec anticipates will be required to be paid to the third party vendor that supplies the computer software required to provide a seamless integration of a Subscriber's automobile inventory system with Oregon Wheels. The Inventory Integration Software Royalty is currently $5.00 per month per Subscriber franchise. The monthly Inventory Integration Software Royalty paid to such third party vendor shall be deducted from Dealer Franchise Fees in computing Net Monthly Dealer Franchise Fees.

     1.8 Kiosks. "Kiosks" are a value added reseller product offered by Navidec consisting of free standing, touch screen computer kiosks configured with software enabling them to access Regional Wheels and/or individual automobile dealership websites with a Subscriber-selected subset of the full Oregon Wheels data base that is stored locally on the Kiosk. If Navidec ultimately develops U.S. Wheels, Kiosks will also allow access to U.S. Wheels.

                                       2

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     1.9 Launch  Event  Expenses.  "Launch  Event  Expenses"  means all expenses incurred by Navidec, Media Partner and/or Valley National in connection with any events to be held for the purpose of introducing automobile dealers in the State of Oregon to Oregon Wheels and shall include, without limitation, the cost of renting a room for the event and the cost of any food provided. All Launch Event Expenses must be approved by Navidec, Media Partner and Valley National. All Launch Event Expenses shall be shared by Navidec, Media Partner and Valley National on an equal basis. Launch Event Expenses shall be repaid to Navidec, Media Partner and Valley National equally by means of a deduction from Dealer Franchise Fees in computing Net Monthly Dealer Franchise Fees.

     1.10 Missiles. "Missiles" are a value added reseller product offered by Navidec to Subscribers who participate in Wheels by Navidec. The Missile is a high-end notebook computer configured with software enabling a user to access a Subscriber-selected subset of the full Oregon Wheels database that is stored locally on the Missile.

     1.11 Navidec Trademarks. "Navidec Trademarks" means Wheels by Navidec, U.S.Wheels, Regional Wheels, the individual names (including, without limitation, Oregon Wheels) ultimately given to the various Regional Wheels, any product names developed for Kiosks and Missiles and any other identifying names or designs developed by either Navidec, Media Partner or Valley National for use in connection with Wheels by Navidec.

     1.12 Net Monthly Dealer Franchise Fees. "Net Monthly Dealer Franchise Fees" means the Dealer Franchise Fees due from Subscribers, minus (a) the monthly Inventory Integration Software Royalty required to be paid by Navidec to the third party vendor providing the computer software that allows seamless integration of the Subscriber's automobile inventory system with Oregon Wheels,
(b) Launch Event Expenses that have not yet been reimbursed to Navidec, Media Partner and Valley National (c) Subscriber Sales Materials expenses that have not yet been reimbursed to Navidec and Media Partner, and (d) costs incurred by Navidec pursuant to Section 11.4 of this Agreement. Net Monthly Dealer Franchise Fees are a part of Oregon Wheels Recurring Revenue.

     1.13 Operating Account. "Operating Account" means an operating account to be maintained by Navidec with ____________ Bank, which account shall be in the name of Navidec, shall be solely for the deposit of revenues generated by Oregon Wheels pursuant to this Agreement and shall require for withdrawal of monies therefrom signatures of two officers of Navidec, whose names shall be furnished to Media Partner.

     1.14 Oregon Wheels. "Oregon Wheels" means the Regional Wheels being developed by Navidec for the State of Oregon.

     1.15 Oregon Wheels Recurring Revenue. "Oregon Wheels Recurring Revenue" means, with respect to each month during the term of this Agreement, the aggregate of Net Monthly Dealer Franchise Fees, Dealer Lookup Fees and Buyer Prospect Fees due from Subscribers for such month.

     1.16 Oregon Wheels Setup Proceeds. "Oregon Wheels Setup Proceeds" means, with respect to each month during the term of this Agreement, the aggregate of Dealer Setup Fees and Dealer Inventory Integration Fees due from Subscribers for such month.

     1.17 Promotional Expenses. "Promotional Expenses" include the cost of advertising undertaken by Media Partner with respect to Oregon Wheels; the cost of producing all promotional materials for promoting Oregon Wheels; legal fees incurred by Media Partner in connection with the negotiation of this Agreement; salaries, commissions and benefits paid or provided by Media Partner to its employees; transportation, lodging and meal expenses for employees of Media Partner; and any other expenses incurred by Media Partner with respect to the performance of its obligations hereunder. Notwithstanding the foregoing, Promotional Expenses shall not include Launch Event Expenses. Promotional Expenses shall be borne solely by Media Partner.

     1.18 Prospect. A "Prospect" is any person who accesses Oregon Wheels over the Internet or from a Kiosk located at a location other than a Subscriber's business premises.

     1.19 Prospect Fees. "Prospect Fees" are fees charged to a Subscriber when a Prospect completes a Buyer Profile for such Subscriber.

     1.20 Regional Wheels. "Regional Wheels" are the Internet-based regional motor vehicle marketing programs being developed by Navidec for local and/or regional marketing of new and used vehicles offered for sale by automobile dealerships and other organizations having automobiles for sale.

     1.21 Subscribers. "Subscribers" mean those persons or entities who have subscribed to Oregon Wheels. Media Partner and Navidec anticipate that Subscribers will include individual automobile dealerships in the State of Oregon and other organizations located within the State of Oregon having automobiles for sale.

     1.22 Subscriber Contract. "Subscriber Contract" means the contract entered into between Navidec and a Subscriber which outlines the contractual terms and responsibilities of Navidec and the Subscriber with respect to such Subscriber's participation in Oregon Wheels. A copy of the current version of the Subscriber Contract is attached hereto as Exhibit A.

     1.23 Subscriber Sales Materials. "Subscriber Sales Materials" means collateral material to be utilized for marketing Oregon Wheels to Subscribers. Navidec shall bear the creative cost of developing Subscriber Sales Materials. Navidec and Media Partner shall share equally in the physical production cost of Subscriber Sales Materials. Production costs of Subscriber Sales Materials shall be repaid to Navidec and Media Partner equally by means of a deduction from Dealer Franchise Fees in computing Net Monthly Dealer Franchise Fees.

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


     1.24 U.S. Wheels. "U.S. Wheels" is the Internet-based marketing program which may be developed by Navidec at a future date. Its purpose will be for national marketing of new and used vehicles offered for sale by automobile dealerships and other organizations having automobiles for sale.

     1.25 U.S. Wheels Revenue. "U.S. Wheels Revenue" means all Recurring Revenues generated by subscriptions to U.S. Wheels.

     1.26 Wheels by Navidec. "Wheels by Navidec" means the Internet-based marketing program for new and used automobiles being developed by Navidec. Components of Wheels by Navidec include U.S. Wheels, the various Regional Wheels, individual automobile dealer websites developed by Navidec, Kiosks, Missiles and customized intranet services developed by Navidec for individual Subscribers.

     2. MEDIA PARTNER PROMOTIONAL SERVICES.
        -----------------------------------

     2.1 General. Navidec hereby appoints Media Partner, and Media Partner hereby accepts such appointment, as Navidec's promotional agent in the State of Oregon for promoting Oregon Wheels to the automobile purchasing public within the State of Oregon. By its acceptance of such appointment Media Partner represents and warrants to Navidec that (i) it is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has qualified to do business in the State of Oregon and has all requisite power and authority to enter into and perform its obligations under this Agreement,
(ii) the person signing this Agreement for it is duly authorized to execute this Agreement on its behalf and (iii) it has secured and will keep in effect throughout the term of this Agreement all necessary licenses, permits and authorizations to enable it, and all agents and employees acting on its behalf, to perform all of its duties and obligations under this Agreement and shall notify Navidec immediately should any such license, permit or authorization no longer be in effect or in good standing. Notwithstanding the agency granted hereinabove, Navidec reserves the right (a) to grant to other media organizations located outside the State of Oregon the right to promote Regional Wheels within their circulation or broadcast areas and (b) to itself market and promote Wheels by Navidec throughout the United States.

     The promotional services to be provided by Media Partner shall include, without limitation, the following:

          2.1.1. Ongoing promotion of Oregon Wheels on air by KOIN-TV. Minimum on air promotion required is as follows:

            2.1.1.1 First  Thirty Days of Oregon  Wheels  Operation:  During the
                    first thirty days after which Oregon Wheels is launched, KOIN will air commercial spots which combined constitute 240 Gross Rating Points of air time. Commercial spots shall air in key dayparts such as Daytime, Early Fringe, Prime and Late Fringe, with an emphasis on news programming. A detailed promotional schedule shall be submitted to Navidec by Media Partner for final approval by Navidec. Affidavits detailing the actual commercial spots run, time periods, commercial length, etc. shall be provided to Navidec on a monthly basis.

            2.1.1.2 All Calendar Months Subsequent to Launch:  During all months subsequent to the initial launch of Oregon Wheels, KOIN will air commercial spots which combined constitute 120 Gross Rating Points of air time. Commercial spots shall air in key dayparts such as Daytime, Early Fringe, Prime and Late Fringe, with an emphasis on news programming. A detailed promotional schedule shall be submitted to Navidec by Media Partner for final approval by Navidec. Affidavits detailing the actual commercial spots run, time periods, commercial length, etc. shall be provided to Navidec on a monthly basis.

          2.1.2 Ongoing promotion of Oregon Wheels through Media Partner's Internet publications. Oregon Wheels will have a permanent hot logo position on the home page of Media Partner's primary Internet publication whose URL is http//www.koin.com. Media Partner displays a "hotline" story listing on the home page of its primary Internet publication. At least fifty percent (50%) of the time one (1) of these "hotlines" shall be dedicated to Oregon Wheels related stories, with the content thereof to be written by Media Partner staff.

          2.1.3 Media Partner will place banner ads promoting Oregon Wheels on its primary Internet publication. Media Partner guarantees a minimum of 10,000 distinct individual user impressions per month beginning at launch and monthly thereafter.

          2.1.4 Media Partner will provide Oregon Wheels signage twice weekly during its "Live from Channel 6000 Newsroom" inserts.

          2.1.5 Media Partner will produce a one-half hour program related to "Channel 6000." This program is to contain a segment dedicated to Oregon Wheels. Program to air at least four times during the period on or about March 15th to April 15th 1998.

          2.1.6 Ongoing promotion of Oregon Wheels through inclusion of the Oregon Wheels logo and URL in KOIN-TV's and/or Media Partner's ongoing print, television, radio and billboard promotional campaigns.

     2.2 Authority. Media Partner shall have no authority to bind Navidec in any manner whatsoever and shall neither hold itself out nor avail itself of any opportunity or circumstance to the contrary. Without limiting the generality of the foregoing, Media Partner shall have no authority to make or enter into any agreement relating to Oregon Wheels or any component of Wheels by Navidec on behalf of Navidec.

     2.3 Sales to Subscribers. Media Partner shall have responsibility for assisting Navidec and Valley National in obtaining Subscribers to Oregon Wheels. Such responsibility shall include, but shall not be limited to, Media Partner representatives setting appointments and making sales calls on potential Subscribers in the State of Oregon.

     2.4 Reporting. Media Partner shall provide Navidec monthly reports as detailed in 2.1.1 above in a form reasonably acceptable to Navidec outlining all promotional efforts made by Media Partner pursuant to this Agreement since the date of the last report.

     2.5 Expenses. Media Partner shall bear all Promotional Expenses incurred by it.

     2.6 Wheels by Navidec Designation. All promotional materials produced by or on behalf of Media Partner for purposes of promoting Oregon Wheels shall have displayed in a conspicuous place thereon the statement that Oregon Wheels has been "Designed by Navidec".

     3. NAVIDEC SERVICES.
        -----------------

     3.1 Wheels by Navidec Development. Navidec shall have responsibility for development, testing and implementation of Oregon Wheels.

     3.2 Installation of Wheels by Navidec. Navidec shall have responsibility for installing Oregon Wheels for each Subscriber.

     3.3 Infrastructure Support. Navidec shall provide all necessary hardware, third party software, networking solutions and other infrastructure required for Oregon Wheels.

     4. SHARED MEDIA PARTNER AND NAVIDEC SERVICES.
        ------------------------------------------

     4.1 Media Partner and Navidec acknowledge that Valley National and its representative(s) shall have the right to assist Navidec and Media Partner in obtaining Subscribers to Oregon Wheels. Such right shall include, but shall not be limited to, Valley National representatives setting appointments and making sales calls on potential Subscribers in the State of Oregon.

     4.2 Media Partner and Navidec acknowledge that Subscribers targeted for Oregon Wheels participation will initially be identified by Valley National. However, additional Subscribers that Media Partner desires to target will be mutually agreed upon in good faith negotiation by Valley National and Media Partner.

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


     4.3 Media Partner and Navidec acknowledge that Valley National shall have the right to receive secondary branding presence on Oregon Wheels equal to Navidec's, e.g. "brought to you by Valley National." In addition, Valley National will be entitled to receive such secondary branding presence on a Subscriber's credit application page. Media Partner shall have the primary branding position on Oregon Wheels.

     5. U.S. WHEELS.
        ------------

     5.1 Participation in Oregon Wheels. Any person or entity located within the State of Oregon that desires to subscribe to U.S. Wheels shall be required to also subscribe to Oregon Wheels. In any such case the Subscriber shall pay the setup and monthly fees applicable to Oregon Wheels and shall be provided its subscription to U.S. Wheels without requirement for payment of the setup or monthly fee therefor.

     5.2 Revenue Sharing. At such time, if ever, that Navidec develops U.S. Wheels, Media Partner shall be entitled to 35% of Navidec's share (if any) of U.S. Wheels Dealer Lookup Fees generated from Subscribers.

     6. OREGON WHEELS.
        --------------

     6.1 Inclusion of Subscribers in U.S. Wheels. At such time, if ever, that Navidec develops U.S. Wheels, every Subscriber shall automatically be offered a subscription to U.S. Wheels without requirement for payment of the setup or monthly fee therefor.

     6.2 Revenue Sharing/Recurring Revenue. Media Partner and Navidec shall share Oregon Wheels Recurring Revenue as follows:

                       Media Partner                70%
                       Navidec                      30%

     6.3 Advertising/Revenue Sharing. Except as otherwise provided below, Media Partner is entitled to sell online advertising for display within Oregon Wheels and/or on-air sponsorship advertising in conjunction with Oregon Wheels commercials. Notwithstanding the foregoing, Media Partner shall not be entitled to sell any Oregon Wheels related online or on-air sponsorship advertising to financial institutions. Media Partner and Navidec shall share all revenues (if any) generated from any such advertising as follows:

                       Media Partner               85%
                       Navidec                     15%

     6.4 Revenue Sharing/Kiosks, Missiles and Subscriber Websites. The parties acknowledge that Navidec may sell Kiosks and/or Missiles to Subscribers and may also develop individual websites for Subscribers. Gross Revenues generated from such sales and/or development, shall be shared by Navidec and Media Partner as follows:

                       Navidec                     90%
                       Media Partner               10%

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


Gross revenues generated from ongoing Subscriber maintenance fees associated with individual Subscriber websites shall be shared by Navidec and Media Partner as follows:

                       Navidec                     70%
                       Media Partner               30%

     6.5 Setup Proceeds. Navidec shall be entitled to 100% of all Oregon Wheels Setup Proceeds and shall pay therefrom all Dealer Inventory Integration Fees required to be paid to the third party vendor providing the software that allows seamless integration of the Subscribers' automobile inventory systems with Oregon Wheels.

     6.6 Implementation, Host, and License Fees. In consideration of the agency granted to Media Partner pursuant to Section 2.1 above, Media Partner shall pay to Navidec the following fees:

          6.6.1 Implementation Fee. Media Partner shall pay a one time Implementation Fee of $10,000 for the right to promote Oregon Wheels in the State of Oregon. The Implementation Fee covers part of the cost of travel by Navidec personnel to the State of Oregon until the targeted dealer base is signed to Oregon Wheels. The Navidec Dealer Sales Rep, Navidec Automotive Rep and the Navidec Dealer Training Rep. will make market trips as required to attend dealer recruiting functions during the launch phase, to sign up a minimum franchise base of 35 franchises, train dealers and integrate dealer inventory. The Implementation Fee shall be paid upon execution of this Agreement. The Implementation Fee shall be considered an allowable reimbursement to Media Partner out of gross revenue (detailed in Section 11).

          6.6.2 Host Fee. Media Partner shall pay a monthly Host Fee of $1,500, covering the provision by Navidec of high speed redundant network access to Oregon Wheels, server capacity for the Oregon Wheels website and dealer inventory database and physical and network security for Oregon Wheels. The Host Fee shall be due and payable on the first day of each calendar month during the term of this Agreement.

     7. TERM.
        -----

     7.1 Primary Term and Renewals. This Agreement shall become effective on the date that it has been executed by Navidec and Media Partner and shall continue in full force and effect until the first anniversary thereof unless otherwise terminated as provided herein. Thereafter, this Agreement shall automatically renew from year to year for additional one-year terms on the same terms and conditions as set forth herein, unless either Navidec or Media Partner has given written notice to the other no later than ninety days prior to the conclusion of the term then in effect of such party's election not to renew this Agreement. This Agreement shall otherwise be terminable only on the conditions and in the manner provided herein below.

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


     7.2 Termination for Cause. Notwithstanding anything to the contrary contained in this Agreement, in the event either Navidec or Media Partner shall fail to cure any material default or breach by such party hereunder within thirty days after receipt of written notice of such default or breach from the other party, or in the event such default cannot reasonably be cured within such thirty day period, within such additional time as may be reasonably necessary to cure such default so long as such party is diligently proceeding to accomplish such cure, then the non-defaulting party may terminate this Agreement. If the non-defaulting party shall elect to terminate this Agreement, this Agreement shall terminate ten days after receipt by the defaulting party of notice of the non-defaulting party's election to terminate this Agreement.

     7.3 Bankruptcy. In the event a petition for bankruptcy is filed by or against either Navidec or Media Partner, on if either Navidec or Media Partner hereto shall make an assignment for the benefit of its creditors or take advantage of any insolvency act, either Navidec or Media Partner may terminate this Agreement by written notice to the other, such termination to be effective immediately upon the giving of such written notice.

     7.4 Continued Responsibility. Notwithstanding the receipt by any party of notice from the other party terminating this Agreement, the parties agree to use their best efforts with respect to the administration of Oregon Wheels and the performance of this Agreement until the effective date of termination of this Agreement. In addition, notwithstanding the termination of this Agreement under conditions detailed under Section 7.1, Media Partner shall remain entitled to receive for a period of one year following such termination its 70% share of all Oregon Wheels Recurring Revenue generated by the Oregon Wheels program as such program is in effect on the date of termination of this Agreement, but shall have no right to participate in any Oregon Wheels Recurring Revenue generated after the date of termination by reason of expansion of the number of Subscribers within the Oregon Wheels program or the addition of new revenue generating components to the program.

     8. OWNERSHIP OF TRADEMARKS.
        ------------------------

     8.1 Navidec Trademarks. Media Partner acknowledges that all of the Navidec Trademarks are the sole property of Navidec, and Media Partner shall not have any rights to the same except as expressly set forth in this Agreement.

     9. LICENSE.
        --------

     9.1 Trademarks. Navidec hereby grants to Media Partner, and Media Partner and hereby accepts from Navidec, a nonexclusive license during the term of this Agreement to use the Navidec Trademarks in conjunction with its promotion of Oregon Wheels. The license granted hereby shall expire concurrently with the expiration or termination of this Agreement.

     9.2 Representation and Warranty. Navidec hereby represents and warrants to Media Partner that Navidec is the owner of the Navidec Trademarks and has the power and authority to license the same to Media Partner.

     9.3 Infringement. Media Partner agrees to cooperate with Navidec to protect Navidec against infringement of the Navidec Trademarks, including, but not limited to, the defense or prosecution of any lawsuits if, in the judgment of counsel to Navidec, such action is necessary or advisable. Navidec shall pay all costs and expenses, including attorneys' fees, incurred with respect thereto. Navidec agrees to enforce and take all steps reasonably necessary to maintain the continuing validity of the Navidec Trademarks.

     10. CONFIDENTIALITY AGREEMENTS.
         ---------------------------

     10.1 Media Partner. Media Partner, for itself, its officers, directors, agents, legal representatives, successors and assigns, covenants that it shall maintain on a strictly confidential basis and, except as may otherwise be required by law, will not disclose to any person or entity (except to such of Media Partner's officers, directors, employees, accountants, attorneys and agents who require access to such information for the proper administration of this Agreement and Oregon Wheels, but only after obtaining appropriate confidentiality agreements from such persons) any information provided to Media Partner by Navidec which Navidec identifies at the time of delivery to Media Partner as being confidential and subject to the terms of this Section. Media Partner further covenants that any such confidential information provided to Media Partner by Navidec shall be used by Media Partner solely for the purposes of performing its obligations as set forth in this Agreement.

     10.2 Navidec. Navidec, for itself, its officers, directors, agents, legal representatives, successors and assigns, covenants that it shall maintain on a strictly confidential basis and, except as may otherwise be required by law, will not disclose to any person or entity (except to such of Navidec's officers, directors, employees, accountants, attorneys and agents who require access to such information for the proper administration of this Agreement and Oregon Wheels, but only after obtaining appropriate confidentiality agreements from such persons) any information provided to Navidec by Media Partner which Media Partner identifies at the time of delivery to Navidec as being confidential and subject to the terms of this Section. Navidec further covenants that any such confidential information provided to Navidec by Media Partner shall be used by Navidec solely for the purposes of performing its obligation as set forth in this Agreement.

     11. ACCOUNTING/BILLING.
         -------------------

NAVIDEC

     11.1 Billing; Collections. Navidec shall promptly calculate and bill Subscribers and diligently demand, collect, receive and give receipt for any and all revenue generated by Oregon Wheels. All such monies so collected shall be deposited into the Operating Account.

     11.2 Accounting. Navidec shall prepare and provide to Media Partner within twenty calendar days after the end of each calendar month during the term of this Agreement, a true, complete and accurate accounting of (a) the gross revenue generated by Oregon Wheels for such calendar month, (b) all allowable reimbursements to Navidec, Media Partner or Valley National out of such gross revenue (including, without limitation, any unrecovered Launch Event Expenses paid by Media Partner, Navidec and Valley National; the Implementation Fee paid by Media Partner; amounts paid to the third party vendor providing the software that allows seamless integration of the Subscribers' automobile inventory systems with Oregon Wheels and any amounts paid by Navidec pursuant to Section
11.4 below), (c) Media Partner's share of Oregon Wheels Recurring Revenue for such month, (d) Kiosk, Missile and Subscriber website development revenue, (e) gross revenues generated from ongoing Subscriber maintenance fees associated with individual Subscriber websites and (f) Media Partner's share of Kiosk, Missile and Subscriber website development revenue and Subscriber website maintenance fees. Upon delivery of such monthly accounting to Media Partner, Navidec shall issue a check to Media Partner for Media Partner's share of Oregon Wheels Recurring Revenue and Kiosk, Missile and Subscriber website development revenue and Subscriber website maintenance fees actually collected for such month.

     11.3 Audit. Media Partner shall have the right to conduct an examination of and to audit the books and records maintained by Navidec with respect to the administration of this Agreement and the Oregon Wheels program. Any such examination or audit shall be performed at the offices of Navidec during normal business hours and upon reasonable prior notice to Navidec thereof. Should the audit discover errors in the record keeping, Navidec shall immediately correct the same and shall promptly inform Media Partner in writing of the corrective action taken. Audits conducted by Media Partner shall be at its expense. Media Partner's right to audit the books and records maintained by Navidec with respect to the administration of this Agreement and the Oregon Wheels program shall survive the expiration or earlier termination of this Agreement.

     11.4 Use of Counsel and Other Professionals. If Navidec shall require the assistance of outside attorneys, accountants or other professionals for any reason associated with the proper administration of Oregon Wheels, including without limitation, in connection with efforts to collect amounts due from Subscribers, Navidec shall have the authority to retain such professionals on such terms as Navidec deems reasonable and appropriate in the circumstances and to pay such professionals out of the Operating Account. Any such payments shall be deducted from Dealer Franchise Fees in computing Net Monthly Dealer Franchise Fees. Navidec shall include a full accounting of any such payments in its monthly reports to Media Partner provided pursuant to Section 11.2 above.

MEDIA PARTNER

     11.5 Billing; Collections. Media Partner shall promptly calculate and bill advertisers and diligently demand, collect, receive and give receipt for any and all advertising revenue generated by Oregon Wheels.

     11.6 Accounting. Media Partner shall prepare and provide to Navidec within twenty calendar days after the end of each calendar month during the term of this Agreement, a true, complete and accurate accounting of (a) the gross advertising revenue generated by Oregon Wheels for such calendar month, (b) less agency fees (if any). Upon delivery of such monthly accounting to Navidec, Media Partner shall issue a check to Navidec for Navidec's share of Oregon Wheels advertising revenue actually collected for such month.

     11.7 Audit. Navidec shall have the right to conduct an examination of and to audit the books and records maintained by Media Partner with respect to the administration of this Agreement and the Oregon Wheels program. Any such examination or audit shall be performed at the offices of Media Partner during normal business hours and upon reasonable prior notice to Media Partner thereof. Should the audit discover errors in the record keeping, Media Partner shall immediately correct the same and shall promptly inform Navidec in writing of the corrective action taken. Audits conducted by Navidec shall be at its expense. Navidec's right to audit the books and records maintained by Navidec with respect to the administration of this Agreement and the Oregon Wheels program shall survive the expiration or earlier termination of this Agreement.

     12. MISCELLANEOUS.
         --------------

     12.1 Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto in order to be effective shall be in writing and executed by the parties hereto.

     12.2 Severability. If any provision of this Agreement shall be or become invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the remaining portions of this Agreement, and such remaining portions shall be construed as though not containing the particular invalid or unenforceable provision or provisions and the rights and obligations of the parties shall be construed and enforced accordingly.

     12.3 No Assignment. Media Partner shall not assign this Agreement or any of its obligations hereunder to any person or entity without the prior written consent of Navidec, which consent may be given or withheld in Navidec's sole and absolute discretion.

     12.4 Binding Effect. Subject to the restrictions on Assignment set forth in
Section 12.3 above, this Agreement shall be binding upon and inure to the benefit of Navidec and Media Partner and their respective officers, directors, agents, legal representatives, successors and assigns.

     12.5 No Joint Venture. Media Partner and Navidec are not and shall not be considered joint venturers or partners, and neither shall have power to bind or obligate the other except as set forth in this Agreement.

     12.6 Time of Essence. Time is of the essence in the performance of each and every term, condition, and covenant of this Agreement.

     12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

     12.8 Paragraph Headings. The paragraph headings herein contained are for purposes of identification only and shall not be considered in construing this Agreement.

     12.9 Arbitration. Any dispute between Navidec and Media Partner hereunder shall be settled by arbitration conducted in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In the event the parties to an arbitration are unable to agree on an arbitrator within thirty days after either party initiates arbitration pursuant to this section, the arbitrator shall be selected by the Denver, Colorado office of the American Arbitration Association. The prevailing party in any such arbitration shall, at the sole discretion of the arbitrator, be entitled to an award of some or all of its reasonable costs and attorney fees incurred therein. The cost of the arbitrator shall be borne equally by the parties to the arbitration. The decision by the arbitrator shall be final and binding on the parties to the arbitration.

     12.10 Attorneys' Fees. The prevailing party in any legal proceeding brought to enforce rights hereunder shall recover from the other party its reasonable attorneys' fees and costs. As used herein the term "prevailing party" means the party entitled to recover costs in any suit, whether or not brought to judgment, and whether or not incurred before or after the filing of suit. 12.11 Waiver. Except as herein expressly provided, no waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by another party shall be deemed to be a waiver of any other breach of any kind or nature (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any such breach by another party shall be deemed to be a waiver of any further breach of this Agreement or of any representation or warranty hereunder by such other party whether or not the first party knows of such a breach at the time it accepts such payment or performance. No failure on the part of a party to exercise any right it may have by the terms hereunder or by law upon the default of another party, and no delay in the exercise thereof by the first party at any time when such other party may continue to be so in default, shall operate as a waiver of any default, or as a modification in any respect of the provisions of this Agreement.

     12.12 Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

     12.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     12.14 Notices. All notices, demands, or other communications of any type (herein collectively referred to as "Notices") given by either party to the other, whether required by this Agreement or in any way related to the transactions contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Agreement. All Notices shall be legible and in writing and shall be delivered to the party to whom the Notice is directed, either in person with a receipt requested therefor or by facsimile transmission or sent by a recognized overnight courier service for next day delivery or by United States certified mail, return receipt requested, postage prepaid and addressed to the party at its address or facsimile number set forth below, and the same shall be effective (a) upon receipt or refusal if delivered personally, (b) upon receipt if delivered by facsimile, (c) one business day after depositing with such an overnight courier service, or (d) three business days after deposit in the mails if mailed, addressed to party to whom the Notice is directed. Either party hereto may change the address for Notices specified above by giving the other party ten days advance written Notice of such change of address.

            To Media Partner:          Internet Business Systems, LLC

                                       ------------------------------

                                       ------------------------------

                                       ------------------------------

                                       Fax:
                                           --------------------------

            To Navidec:                Navidec, Inc.
                                       14 Inverness Drive East
                                       Suite F-116
                                       Englewood, CO 80112
                                       Fax: (303) 790-8845

     12.15 Indemnification. Each of the parties hereto (and "Indemnitor") shall indemnify, defend with competent and experienced counsel reasonably acceptable to the others ("Indemnitee") and hold harmless the Indemnitees, their subsidiaries, affiliates and their respective officers, directors, shareholders and employees, from and against any liabilities, actions, causes of action, suits, proceedings, claims, demands, losses, costs and expenses (including without limitation, reasonable attorneys' fees, disbursements and court costs), whatsoever caused by any act or omission of the Indemnitor, its employees, agents, representatives, or independent contractors, including but not limited to, the breach by the Indemnitor, its employees, agents, representatives or contractors of any terms, provisions, covenants, stipulations, conditions, representations, warranties, obligations and/or agreements contained in this Agreement, except to the extent such liability, etc. results from the negligence or willful misconduct of the Indemnitee seeking indemnity.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective from and as of the date first above written.

                                            NAVIDEC, INC.


Date:__________________                     By:_____________________________
                                               Ralph Armijo, President



                                            IBS/LEE PARTNERS  LLC


Date:__________________                     By:_____________________________

                                            Name:___________________________

                                            Title:__________________________


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